Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Kodiak Oil & Gas Corp. (the “Company”) of all references to our firm’s name and our reserves estimates as of December 31, 2009, included in or made part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (SCOTT) REES III
C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
July 8, 2010